          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    Exhibit 10.6

                           EXCLUSIVE LICENSE AGREEMENT
                           ---------------------------

         This Exclusive License Agreement ("Agreement"), effective as of May 8th, 2000 ("Effective Date"), is entered into by and between BIOSPHERE MEDICAL, INC., a Delaware corporation having principal offices at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, MA 02370 U.S.A. ("BioSphere"); DR. SHIN-ICHI HORI, an individual having an address at 3-2-4 Motomachi, Hamadera, Sakai-shi, Osaka 592-8343, Japan ("Hori"), and Ms. TOMOKO HORI, an individual having an address at 3-2-4 Motomachi, Hamadera, Sakai-shi, Osaka 592-8343, Japan (together with Hori, "Licensors").

         WHEREAS, Licensors are the owners of certain patent rights in and to super absorbing polymer microspheres ("SAP-MS") useful for, among other things; embolotherapy; and

         WHEREAS, the parties have entered into an agreement under which Licensors granted rights in such technology to BioSphere; and

         WHEREAS, the parties are desirous of setting forth with more particularity their rights and obligations concerning such patent rights and new developments based thereon.

         NOW, THEREFORE, BioSphere and Licensors agree as follows:

                                    Section 1

                                   Definitions
                                   -----------

         In this Agreement, unless otherwise provided, the following terms shall have the meanings set forth in this section.

         1.1 Affiliate means, with respect to BioSphere, any other entity that
             ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with BioSphere. For purposes hereof, the term "control" (including, with its correlative meanings, the terms
          -------
"controlled by" and "under common control with"), with respect to BioSphere,
 -------------       -------------------------
means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of BioSphere (whether through the ownership of voting securities, by contract or otherwise); provided that in each
                                                           --------
event in which any entity owns directly or indirectly more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than fifty percent (50%) of the ownership interest of any other entity, such entity shall be deemed to control such corporation or other entity.

         1.2 Follow-On Inventions means and includes any inventions relating to
             --------------------
SAP-MS useful for embolotherapy, conceived or reduced to practice by Hori during the period commencing on January 1, 1992 and continuing during the term of this Agreement.

        1.3 Improvement means (a) any new or modified product or method that
            -----------
performs the same function as a Licensed Product or Licensed Method in a better or more economical way; or (b) any new or modified product or method that performs the same function as a Licensed Product Or Licensed Method and costs less to manufacture than a Licensed Product or costs less to practice than a Licensed Method.

        1.4 Know-How means unpublished research and development information,
            --------
unpatented know-how, trade secrets, and technical data necessary or useful for practicing the Licensed Patents.

        1.5 Licensed Method means any method the practice of which, without this
            ---------------
license, would infringe a claim of a Licensed Patent.

        1.6 Licensed Patents means (i) Japan patent number JP 6056676 ("JP `676
            ----------------
patent") entitled Suspension For Blocking Blood Vessels, any patent application any where in the world that claims or relies on the JP `676 patent for priority, or any patent issuing on any such application, and any reissue, reexamination, or extension of any such patent, and (ii) any patent application filed any where in the world that discloses and claims a Follow-On Invention, any patent application any where in the world relying on any such application for priority, any patent issuing on either of the foregoing and, any reissue, reexamination or extension of any such patent.

        1.7 Licensed Products means any product the manufacture, use, sale,
            -----------------
offer for sale, or import of which, without this license, would infringe a claim of a Licensed Patent.

        1.8 "Net Sales" means the invoiced price of Licensed Products sold by
             ---------
BioSphere or its Affiliates (a) after deduction of (i) [**]; (ii) [**]; (iii) [**] (if any); (iv) [**]; (v) [**]; (vi) [**], and (vii) [**]; but (b) [**].
Licensed Products used in testing, clinical trials, or as marketing samples to develop or promote the Licensed Products shall not be included as sold under the definition of Net Sales, provided, however, that such excluded Licensed Products are (a) supplied to the user at no cost; (b) supplied to the user at a cost which is intended to enable BioSphere or its Affiliates to recover its costs for manufacturing such Licensed Products and/or (c) used for developing a formulation or manufacturing process for the Licensed Products. For purposes of this definition, except when BioSphere's Affiliates are the end users of Licensed Products, Licensed Products shall be considered sold when billed out to a customer other than BioSphere's Affiliates. No deductions shall be made for commissions paid to sales persons or agents or for the cost of collections.

        In the event a Licensed Product is sold in [**], Net Sales, for purposes of determining royalties [**] will be calculated by [**], in which [**] of the Licensed Product [**], and [**] of the [**] in the [**]. If the Licensed Products and the [**] in the [**], then royalties on the [**] will be calculated by the same method, in which [**] the Licensed Product and [**]. However, in no case shall the [**].

        1.9 Valid Claim means an issued claim of an unexpired patent, which
            -----------
shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.

                                    Section 2

                                  License Grant
                                  -------------

        2.1 Grant. Licensors hereby grant to BioSphere an exclusive, worldwide,
            -----
right and license, with the right to grant sublicenses, under the Licensed Patents, unpatented Follow-On Inventions, Improvements and/or Know-How to make, have made, use, offer to sell, sell, import and otherwise dispose of Licensed Products, and to practice Licensed Methods.

        2.2 Reservation of Rights. The license granted in Section 2.1 of this
            ---------------------
Agreement, is subject to a reserved non-exclusive license to Hori to practice the Licensed Patents solely for (a) the conduct of clinical trials in Japan for and on behalf of BioSphere; (b) the treatment of patients by Hori at Rinku Medical Center and Osaka Medical Center, and (c) Hori's research at Osaka University, provided any such research is not sponsored by or disclosed to any third party commercial entities.

                                   Section 3

                             Payments and Royalties
                             ----------------------

        3.1 Initial Fee. BioSphere shall pay to Hori, on behalf of Licensors, as
            -----------
a license execution fee the sum of [**] dollars ($[**]), receipt of which is hereby acknowledged by Hori, on behalf of Licensors.

        3.2 Royalties. BioSphere and/or its Affiliates shall pay to Hori, on
            ---------
behalf of Licensors, (a) a continuing royalty of [**] percent ([**]%) of the Net Sales of Licensed Products covered by a Valid Claim of an issued patent within the Licensed Patents or Improvements in each country in the world in which such Valid Claim exists; (b) a continuing royalty of [**] percent ([**]%) of the Net Sales of Licensed Products under the Know-How, unpatented Improvements or unpatented Follow-On Inventions; and (c) [**] percent ([**]%) of royalties actually received by BioSphere based on the sales of the Licensed Products by its sublicensees.

        3.3 Stock Issuance. In further consideration of the rights and options
            --------------
granted to BioSphere hereunder, and pursuant to the terms and conditions of the Stock Purchase Agreement attached hereto as Exhibit A, BioSphere shall issue to Hori, on the Effective Date, an option to acquire ten thousand (10,000) shares of BioSphere's Common Stock, at a par value of $0.01, through BioSphere's 1997 Stock Option Plan.

        3.4 No Multiple Royalties. No multiple royalties shall be payable in the
            ---------------------
event that any of the Licensed Products or the manufacture, use or sale thereof is covered by more then one patent included in Licensed Patents or any combination of Licensed Patents and Know-How and/or Improvements.

        3.5 Credits. If BioSphere is required to make royalty payments to a
            -------
third party to obtain a license or similar right necessary to make, use, offer for sale, sell or import Licensed Products or practice Licensed Methods, BioSphere may deduct [**] percent ([**]%) of such royalty payments due to such third party from royalties thereafter payable to Hori, provided, however, that in no event shall the royalty payments to Hori be reduced by more than [**].

         3.6  Royalty Payment Period. BioSphere's obligation to pay royalties to
              ----------------------
Hori under this Agreement shall commence, on a product by product basis, one year after the Effective Date and end (i) upon the expiration of the last to expire patent within Licensed Patents covering such product, or (ii) ten (10) years after the Effective Date on products covered only by Know-How or unpatented Improvements.

         3.7  Disposition of Sublicenses. If this Agreement is terminated for
              --------------------------
any reason, BioSphere shall immediately assign all of is right, title, and interest to all sublicenses to Licensors, including all right to receive all income from sublicensees. BioSphere shall, prior to execution of each sublicense, make the sublicensee aware of this contingency.

         3.8  Notice of Improvements. Licensors shall provide BioSphere with
              ----------------------
prompt written notice of any improvements. Such notice shall contain a detailed explanation of any such Improvement.

         3.9  Currency. Payments hereunder shall be made to Hori in United
              --------
States of America Dollars or in Japanese Yen.


         3.10 Withholding Taxes. The parties acknowledge and agree that there
              -----------------
may be deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be paid by Hori under applicable law with respect to such payments or royalties or otherwise relating to the Licensed Products.

                                   Section 4

           Payment Of Royalties, Accounting For Royalties and Records
           ----------------------------------------------------------

         4.1  Payment. Royalties payable hereunder shall be paid within [**]
              -------
days after the end of each calendar quarter, based on the Net Sales of the Licensed Products by BioSphere and its sublicensees and Affiliates during the preceding calendar quarter.

         4.2  Accounting Reports. With each quarterly payment, BioSphere shall
              ------------------
deliver to Hori; a full and accurate accounting that sets forth the following information:

         (a) total receipts for each Licensed Product sold or otherwise disposed of by BioSphere and/or its Affiliates subject to royalty, by country, and, to the extent used in any royalty calculations during such quarter, the exchange rate set forth in Section 4.3 of this Agreement;

         (b) Royalties and other payments received by BioSphere in connection with any sublicense of BioSphere's rights under this Agreement, and compensation due to Hori on sales of Licensed Products by sublicensees pursuant to such sublicense; and

         (c)  total royalties and/or compensation payable to Hori.

         4.3  Accounting; Foreign Currency. The aggregate amount of the Net
              ----------------------------
Sales of the Licensed Products used for computing the royalties payable hereunder shall be computed in U.S.

Dollars or in Japanese Yen, and all payments of such royalties shall be made in U.S. Dollars or in Japanese Yen. For purposes of determining the amount of royalties due, the amount of the Net Sales of the Licensed Products in any foreign currency shall be computed by converting such amounts into U.S. Dollars or Japanese Yen at the prevailing commercial rate of exchange for purchasing same quoted in The Wall Street Journal, New York edition, on the last business day of the calendar quarter with respect to which such royalty payment is payable hereunder.

         4.4 Records. BioSphere shall keep, and shall cause each of its
             -------
Affiliates and sublicenses to keep, for three (3) years, complete and accurate records of the Net Sales of the Licensed Products sold in sufficient detail to allow the royalties payable by BioSphere to be accurately determined. Hori shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable hereunder by BioSphere to appoint an independent accounting firm to inspect and audit the relevant records of BioSphere and its Affiliates to verify such report or statement. BioSphere and its Affiliates shall make their records available for inspection and audit by such independent accounting firm, no more than once per year, during regular business hours at such place or places where such records are customarily kept, upon reasonable notice to BioSphere, to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder. The cost of any such inspection and audit shall be paid by Hori unless such inspection and audit discloses for any calendar quarter examined that there shall have been a discrepancy of greater than ten percent (10%) between the royalties payable hereunder by BioSphere and the royalties actually paid by BioSphere with respect to such calendar quarter, in which case BioSphere shall be responsible for the payment of the entire cost of such inspection and audit. In all cases, BioSphere shall pay to Hori any underpaid royalties promptly and with interest at the prime rate quoted by Citibank, N.A. on the date such payment was due.

                                   Section 5

                                  Due Diligence
                                  -------------

         BioSphere shall use commercially reasonable efforts to develop, manufacture, and sell Licensed Products. For purposes of this Agreement, commercially reasonable efforts means funding studies required to obtain regulatory approval for marketing Licensed Products in Japan in an amount up to [**] dollars ($[**]).

                                   Section 6

                               Patent Prosecution
                               ------------------

         6.1 Filing and Prosecution. BioSphere shall have the right, but not the
             ----------------------
obligation, to apply for, prosecute and maintain during the term of this Agreement any and all Licensed Patents and patents on Improvements in any countries in which BioSphere desires in its sole discretion to commercialize the Licensed Products. All reasonable costs and expenses of the filing, prosecution and maintenance of the Licensed Patents in such countries (including all governmental filing fees) shall be paid by BioSphere. Licensors shall render reasonable assistance to BioSphere in filing and prosecuting such applications and maintaining the Licensed Patents in such countries whenever requested to do so, at BioSphere's expense.

                                   Section 7

                         Representations And Warranties
                         ------------------------------

         7.1 By BioSphere. BioSphere hereby represents and warrants to Licensors
             ------------
that BioSphere has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement.

         7.2 By Licensors and Hori. Licensors and Hori, jointly and severally,
             ---------------------
hereby warrant and represent to BioSphere that (a) Hori and Licensors have full legal right, power and authority to execute, deliver and perform their respective obligations under this Agreement; (b) the execution, delivery and performance by Hori and Licensors of this Agreement does not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon Hori or Licensors; (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by Hori and/or Licensors of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance by Hori and/or Licensors of this Agreement, (d) Licensors are the exclusive owner of all legal and beneficial right, title and interest in and to the Licensed Patents, (e) as of the Effective Date, Licensors are not aware of any patent or other right of any third party that would be infringed or violated by the practice of the Licensed Patents as contemplated by this Agreement, and (f) this Agreement constitutes a valid and binding agreement of Hori and Licensors, enforceable against Hori and Licensors, in accordance with its terms.

         7.3 Survival of Representations and Warranties. The representations and
             ------------------------------------------
warranties contained herein shall survive the execution, delivery and performance of this Agreement by the parties, notwithstanding any investigation at any time on or prior to the date hereof made by or on behalf of any party or parties.

                                    Section 8

                            Third Party Infringement
                            ------------------------

     8.1  Third Party Infringement.
          ------------------------

          8.1.1  Notice. In the event that either party becomes aware of any
                 ------
substantial infringement of the Licensed Patents, such party shall notify the other party of the substantial infringement in writing and provide a summary of the relevant facts and circumstances known to such party relating to such infringement. Neither party will notify a third party of the substantial infringement of any of the Licensed Patents without first obtaining consent of the other party, which consent shall not be unreasonably withheld or delayed.

          8.1.2  BioSphere's Options. During the term of this Agreement,
                 -------------------
BioSphere shall have the right, but shall not be obligated, to prosecute, at its own expense, any infringements of the Licensed Patents, to defend the Licensed Patents and to recover, for its own account, any damages, awards or settlements resulting therefrom. Licensors hereby agree that BioSphere may join Licensors as a party plaintiff(s) in any such suit, without expense to Licensors. BioSphere shall hold harmless and indemnify Licensors from and against any order for costs arising without fault of Licensors that may be made against Licensors by reason of being named a party plaintiff(s) in such proceedings. BioSphere shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that, BioSphere shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that adversely affects the Licensed Patents without the prior written consent of Licensors, which consent shall not be unreasonably withheld or delayed. The total cost of any infringement action commenced or defended solely by BioSphere shall be borne solely by BioSphere.

          8.1.3  Licensors's Options. If, within one (1) year after having been
                 -------------------
notified of any potential infringement subject to the provisions of Sections 8.1.2, BioSphere shall have been unsuccessful in causing the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if BioSphere notifies Licensors at any time prior thereto of its intention not to bring suit against any alleged infringer, then, in those events only, Licensors shall have the right, but shall not be obligated, to prosecute, at its own expense, any infringements of the Licensed Patents, to defend the Licensed patents and to recover, for its own account, any damages, awards or settlements resulting therefrom. BioSphere hereby agrees that Licensors may join BioSphere as a party plaintiff in any such suit, without expense to BioSphere. Licensors shall hold harmless and indemnify BioSphere from and against any order for costs arising without fault of BioSphere that may be made against BioSphere by reason of being named a party plaintiff in such proceedings. Licensors shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that Licensors shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that adversely affects the Licensed Patents or any of the licenses or rights of BioSphere hereunder, without the prior written consent of BioSphere which consent shall not be unreasonably withheld or delayed. The total cost of any infringement action commenced or defended solely by Licensors shall be borne by Licensors.

     8.2  Infringement Charge Against BioSphere. In the event that any action,
          -------------------------------------
suit or proceeding is brought against, or written notice of threat thereof is provided to, BioSphere alleging infringement of any patent or unauthorized use or misappropriation of technology arising out of or in connection with BioSphere's practice of Licensed Patents, BioSphere shall defend at its own expense such action, suit or proceeding and, in furtherance of such rights, Licensors hereby agree that BioSphere may join Licensors as a party(ies) in such suit, without expense to Licensors. BioSphere shall hold harmless and indemnify Licensors from and against any order for costs arising without fault of Licensors that may be made against Licensors in such proceedings. Licensors agrees to cooperate with BioSphere, at BioSphere's expense, in connection with BioSphere's response to or defense of such action, suit or proceeding, or notice or threat thereof.

     8.3  Cooperation. In the event that a party shall undertake the enforcement
          -----------
and/or defense of the Licensed Patents by legal or patent office proceedings pursuant to this Agreement, the other party shall, at the request and expense of the party undertaking such enforcement and/or defense, cooperate in all reasonable respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.

     8.4  BioSphere's Rights. BioSphere shall have the sole right in accordance
          ------------------
with the terms and conditions hereof to sublicense any alleged infringer for future use of the Licensed Patents to which it has exclusive rights under
Section 2.1 of this Agreement.

                                   Section 9

                                 Indemnification
                                 ---------------

     9.1  Indemnification. BioSphere hereby agrees that it shall be responsible
          ---------------
for, indemnify, hold harmless and defend Licensors and their successors and assigns (collectively, the "Indemnitees"), from and against any and all claims,
                            -----------
demands, losses, liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") suffered or incurred by any Indemnitee arising out of, relating to, resulting from or in connection with (a) a claim brought by a third party of personal injury (including death) or property damage caused by a Licensed Product manufactured by or for BioSphere its Affiliates or sublicensees, (b) the exercise of any of the rights and/or licenses granted herein to BioSphere, its Affiliates, or any sublicensee, and (c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters described in subparagraph (a) hereof with respect to which the Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the Indemnitees.

     9.2  Notice of Claims. In the event that a claim is made pursuant to
          ----------------
Section 9.1 above against any Indemnitee, the Indemnitee agrees to promptly notify BioSphere of such claim or action and, in any such case BioSphere shall assume control of the defense of such claim or action; provided, however, that
                                                       --------  -------
(a) all Indemnitees shall be entitled to participate therein (through a single counsel of their own choosing) at the Indemnitees' sole cost and expense,

(b) the Indemnitees shall fully cooperate with BioSphere in all reasonable respects, and (c) BioSphere shall not settle or compromise any such claim or action without the prior written consent of the Indemnitees, unless such settlement or compromise includes a general release of the Indemnitees from any and all liability with respect thereto and does not include an admission of liability on the part of any Indemnitee, and does not impose any restriction on the conduct by such Indemnitee of any of its activities.

                                   Section 10

                            Limitations on Liability

     10.1  No Warranties. Except as expressly set forth in Section 7 hereof,
           -------------
neither party makes any representations or warranties as to any matter whatsoever. EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS, THE KNOW-HOW AND THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     10.2  Limitations of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY
           ------------------------
BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

     10.3  Force Majeure. No party shall be liable for failure or delay in
           -------------
performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform, its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                                   Section 11

                              Term and Termination

     11.1  Term. The term of this Agreement will commence on the Effective Date
           ----
of this Agreement and remain in full force and effect until either the later of
(i) expiration of the term of the last patent of the Licensed Patent covering any Licensed Product, or (ii) ten (10) years.

     11.2  Termination By BioSphere. BioSphere may terminate this Agreement in
           ------------------------
part or in whole at any time upon one hundred eighty (180) days' written notice in advance to Licensors.

     11.3  Termination By Default. If either party shall be in default of any
           ----------------------
obligation hereunder, or shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or a trustee in bankruptcy; the other party may terminate this Agreement by giving sixty (60) days' notice by Registered Mail to the other party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party who received notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

                                   Section 12

                                 Export Controls
                                 ---------------

     All obligations to furnish goods, technology, or software under this Agreement may be subject to various laws and regulations governing the export of goods, including U.S. and/or Japanese Export Control Laws and Regulations. BioSphere agrees to comply fully with all applicable laws and regulations before exporting any goods, technology, or software. BioSphere recognizes and agrees that its obligations to comply with such export control laws and regulations survive the termination or expiration of this Agreement.

                                   Section 13

                                  Miscellaneous
                                  -------------

     13.1  Notices. All notices, reports and/or other communications made in
           -------
accordance with this Agreement, shall be deemed to be duly made or given (i) when delivered by hand, (ii) three days after being mailed by registered or certified mail (air mail if mailed overseas), return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to such party at its address set forth below (or to such other address as such party may hereafter designate as to itself by notice to the other party hereto):

     In the case of BioSphere:

          John Carnuccio
          BioSphere Medical, Inc.
          1050 Hingham Street
          Rockland MA 02370 U.S.A.

     In the case of Licensors or Hori:

          Dr. Shin-ichi Hori
          3-2-4 Motomachi, Hamadera
          Sakai-shi, Osaka 592-8343
          Japan

     13.2  Amendments. This Agreement may not be amended or modified, nor may
           ----------
any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The waiver by any party of the breach of any term or provision hereof by any other party shall not be construed as a waiver of any other subsequent breach.

     13.3  No Waiver; Remedies. No failure or delay by any party in exercising
           -------------------
any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     13.4  Assignment. Licensors may not assign or otherwise transfer this
           ----------
Agreement or any of their rights, duties or obligations hereunder without the prior written consent of BioSphere.

     13.5  Expenses. Unless otherwise provided herein, all costs and expenses
           --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same and the other party shall have no liability relating thereto.

     13.6  Entire Agreement. This Agreement and that certain Medical Advisory
           ----------------
Board Agreement entered into between Hori and BioSphere in September 1999 constitute the entire agreement between the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

     13.7  Severability. Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

     13.8  Counterparts. This Agreement may be signed in any number of
           ------------
counterparts, each of which shall be deemed an original, with the same effect as of the signatures thereto and hereto were upon the same instrument.

     13.9  Headings. The headings used in this Agreement are for convenience of
           --------
reference only and shall not affect the meaning or construction of this Agreement.

     13.10 Governing Law. This Agreement, including the performance and
           -------------
enforceability hereof, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without reference to choice of law doctrine. Each party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the Commonwealth of Massachusetts, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

     13.11 Official Language. The official language of this Agreement and any
           -----------------
communication, notice or proceeding relating thereto shall be English.

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

     IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of BIOSPHERE, HORI, and LICENSORS as applicable.

FOR BIOSPHERE MEDICAL, INC.:                  FOR LICENSORS:

                                              DR SHIN-ICHI-HORI
("BioSphere")                                 ("Hori")


By:  /s/ Jean-Marie Vogel                         /s/ Shinichi Hori
   ---------------------------------          ---------------------------------


Print Name: Jean-Marie Vogel                  Print Name:   Shinichi Hori
           -------------------------                     -----------------------


Title:  Chairman
      ------------------------------


                                              Tomoko Hori

                                                  /s/ Tomoko Hori
                                              ----------------------------------


                                              Print Name:   Tomoko Hori
                                                         -----------------------

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